Exhibit 99.1

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May 28, 2020

CPUC Approves PG&E’s Chapter 11 Plan of Reorganization

Commission Approval is Another Major Step Toward Plan of Reorganization Confirmation, Chapter 11 Emergence, and Paying Wildfire Victims Fairly and Quickly

SAN FRANCISCO, Calif. — Today, the California Public Utilities Commission (CPUC) approved the Chapter 11 Plan of Reorganization (the Plan) of PG&E Corporation and Pacific Gas and Electric Company (together, PG&E). The CPUC approval in its Plan of Reorganization Order Instituting Investigation proceeding completes another major milestone needed for PG&E to be eligible to participate in the State’s Wildfire Fund, and keeps the company on track for Bankruptcy Court confirmation of the Plan prior to June 30, 2020.

The Bankruptcy Court confirmation hearing began on May 27, 2020.

By adopting a final decision today, the CPUC approved a number of measures to improve PG&E’s governance process, operational structure, and safety performance. Many of the measures outlined in the CPUC’s final decision already are underway. The decision also approves PG&E’s request to issue new debt and securities to finance its exit from Chapter 11.

“PG&E’s most important responsibility remains the safety of our customers and the communities we serve, and we are committed to doing right by the communities impacted by wildfires. We have heard the feedback in today’s decision and know we must do better as a company,” said CEO and President of PG&E Corporation Bill Johnson.

“Since the beginning of the Chapter 11 process, our main goal has been to get wildfire victims paid fairly and quickly. Today’s vote keeps us on track to do so. We have supported recommendations from the Governor’s Office, CPUC President Batjer and the other Commissioners, and many other stakeholders to hammer out a Plan that will help PG&E become the utility that our customers and communities expect and deserve,” said Johnson.

In addition to the CPUC’s approval, on May 12, 2020, the Federal Energy Regulatory Commission issued its approval of the Plan, including authorizing the creation and funding of PG&E’s proposed Fire Victim Trust. Under PG&E’s Plan, the Fire Victim Trust will be established to administer and pay wildfire victim claims as provided in the Plan.

The Plan does not raise customer rates and passes on approximately $1 billion in interest savings to customers. The Plan’s financing provisions position PG&E to attract low-cost capital to fund its Wildfire Mitigation Plan to invest tens of billions of dollars in system hardening and wildfire risk mitigation in the coming years.

Wildfire Victim Settlements

As part of the Chapter 11 process, PG&E has previously reached settlements with all wildfire claimants’ groups to be implemented pursuant to PG&E’s Plan, valued at approximately $25.5 billion, including:

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An approximately $13.5 billion settlement resolving claims by individual victims and others relating to the 2015 Butte Fire, the 2017 Northern California Wildfires (including the 2017 Tubbs Fire), and the 2018 Camp Fire; this includes stock valued at $6.75 billion based on an agreed-upon formula (the ultimate value of the stock could be higher or lower);

●	A $1 billion settlement with certain cities, counties, and other public entities; and
●	An $11 billion settlement with insurance companies and other entities that paid claims by individuals and businesses related to the wildfires.

Plan Commitments to Position PG&E for Long-Term Success

Working with the Governor’s Office and incorporating guidance from a February 2020 ruling from CPUC President Batjer, PG&E made a series of commitments regarding its governance, operations, and financial structure, all designed to further prioritize safety and expedite the company’s successful emergence from Chapter 11.

The commitments include:
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Supporting the CPUC’s enactment of measures to strengthen PG&E’s governance and operations, including enhanced regulatory oversight and enforcement that provides course-correction tools as well as stronger enforcement if it becomes necessary;

●	Agreeing to host a State-appointed observer to provide the State with insight into the company’s progress on safety goals before the company exits Chapter 11;
●	Selecting a substantial number of new members of the Boards of Directors of PG&E Corporation and Pacific Gas and Electric Company upon emergence from Chapter 11;
●	Appointing an independent safety monitor when the term of the court-appointed Federal Monitor expires;
●	Establishing newly expanded roles of Chief Risk Officer and Chief Safety Officer, with both reporting directly to the PG&E Corporation CEO;
●	Forming an Independent Safety Oversight Committee to provide independent review of operations, including compliance, safety leadership, and operational performance;
●	Assuming all collective bargaining agreements with labor unions, pension obligations, and other employee obligations, and all power purchase agreements;
●	Reforming executive compensation to further tie it to safety performance and customer experience;
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A commitment that PG&E Corporation will not reinstate a common stock dividend until it has recognized $6.2 billion in non-GAAP core earnings, which PG&E believes will contribute an additional $4 billion of equity to pay down debt and invest in the business;

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Pursuing a rate-neutral $7.5 billion securitization transaction after PG&E emerges from Chapter 11 in order to finance costs in an efficient manner that benefits customers and accelerates payment to wildfire victims; and

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Committing not to seek recovery in customer rates of any portion of the amounts that will be paid to victims of the 2015, 2017, and 2018 wildfires under the Plan when PG&E emerges from Chapter 11 (except through the rate-neutral securitization transaction).

Last week, PG&E filed an updated Plan with the Bankruptcy Court.

Final Voting Results

Voting on the Plan for entitled parties concluded on May 15, 2020. On May 22, Prime Clerk, PG&E’s court-authorized solicitation and balloting agent, filed the final voting results with the Bankruptcy Court. The voting certification reflects that the Plan was accepted by in excess of 85 percent in both number and amount of wildfire victims who cast votes on the Plan. PG&E’s Plan remains subject to approval by the Bankruptcy Court.

About PG&E Corporation

PG&E Corporation (NYSE: PCG) is a holding company headquartered in San Francisco. It is the parent company of Pacific Gas and Electric Company, an energy company that serves 16 million Californians across a 70,000-square-mile service area in Northern and Central California. Each of PG&E Corporation and Pacific Gas and Electric Company is a separate entity, with distinct creditors and claimants, and is subject to separate laws, rules and regulations. For more information, visit http://www.pgecorp.com.

Cautionary Statement Concerning Forward-Looking Statements

This news release includes forward-looking statements that are not historical facts, including statements about the beliefs, expectations, estimates, future plans and strategies of PG&E Corporation and Pacific Gas and Electric Company, including but not limited to statements about  the Plan of Reorganization confirmation, Chapter 11 emergence, and paying wildfire victims fairly and quickly, and Wildfire Mitigation Plan funding and related investments.
These statements are based on current expectations and assumptions, which management believes are reasonable, and on information currently available to management, but are necessarily subject to various risks and uncertainties. In addition to the risk that these assumptions prove to be inaccurate, factors that could cause actual results to differ materially from those contemplated by the forward-looking statements include factors disclosed in PG&E Corporation and Pacific Gas and Electric Company’s joint annual report on Form 10-K for the year ended December 31, 2019, their joint quarterly report on Form 10-Q for the quarter ended March 31, 2020, and their subsequent reports filed with the Securities and Exchange Commission (the “SEC”), which are available on PG&E Corporation’s website at www.pgecorp.com and on the SEC website at www.sec.gov. Additional factors include, but are not limited to, those associated with the Chapter 11 cases of PG&E Corporation and Pacific Gas and Electric Company that commenced on January 29, 2019. PG&E Corporation and Pacific Gas and Electric Company undertake no obligation to publicly update or revise any forward-looking statements, whether due to new information, future events or otherwise, except to the extent required by law.